Exhibit 99.1

Tintri Receives Nasdaq Notice Due to Delay in Filing Form 10-Q

MOUNTAIN VIEW, Calif. June 21, 2018 – Tintri, Inc. (NASDAQ: TNTR), a leading provider of enterprise cloud platforms, today announced that the company received a notice from The Nasdaq Stock Market LLC on June 20, 2018 stating that because Tintri had not yet filed its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2018, the company is no longer in compliance with the Nasdaq continued listing requirement set forth in Marketplace Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. Failure to comply with Nasdaq listing standards may result in the delisting of the Company’s shares from Nasdaq.

The notice has no immediate effect on the listing of the Company’s shares on Nasdaq. The notice states that the company has until July 2, 2018, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b) which requires prompt disclosure of receipt of a deficiency notification.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud. For more information, visit www.tintri.com and follow us on Twitter: @Tintri. Tintri has used, and intends to continue to use, its Investor Relations website and the Twitter account of @Tintri as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements that concern the company’s ability to comply with Nasdaq Listing Rules and the continued listing of the Company’s shares on Nasdaq. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the risk that the completion and filing of the quarterly report on Form 10-Q will take longer than expected or may not be completed at all; the risk that the company will be unable to submit a plan to regain compliance to Nasdaq before the due date or that any such plan may not be accepted by Nasdaq;

the risk that the company will be unable to comply with the listing standards for the Nasdaq market; and the risks more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018, filed with the Securities and Exchange Commission; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on file with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended January 31, 2018, which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov , or that we may file with the SEC following the date of this press release. All statements provided in this release speak only as of the date of this press release and, except as required by law, we assume no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

Press contact

Emily Gallagher

Touchdown PR

tintriUS@touchdownpr.com

US: + 1 (512) 373-8500

UK: +44 (0) 1252 717 040

Investor Relations Contact

David Jew

650.772.3838

ir@tintri.com